Exhibit 99.1
P R E S S  R E L E A S E
Contact:
Jack Howarth, Vice President, Investor Relations
908-429-8350
FOR IMMEDIATE RELEASE
KING PHARMACEUTICALS REPORTS
FULL YEAR AND FOURTH-QUARTER 2009 FINANCIAL RESULTS
•	Full Year 2009 Revenue Increased 14% to $1.78 Billion

•	2009 Cash Flow From Operations $431 Million, Fourth Quarter $169 Million

•	Fourth Quarter 2009 Animal Health Revenue of $101 Million

•	Meridian Auto-Injector Full Year 2009 Revenue Increased 16%

•	100% of Alpharma Acquisition Debt Repaid
BRISTOL, TENNESSEE, February 25, 2010 — King Pharmaceuticals, Inc. (NYSE:KG) announced today that total revenues equaled $1.78 billion during the year ended December 31, 2009, compared to $1.57 billion for 2008. The Company reported net income of $92 million and diluted earnings per share of $0.37 during the year ended December 31, 2009, compared to a net loss of $342 million and a diluted loss per share of $1.40 during the prior year. During the fourth quarter and year ended December 31, 2008, King recorded a special item in the amount of $590 million for acquired in-process research and development in connection with the Alpharma, Inc. acquisition. Excluding certain special items and recurring non-GAAP adjustments, adjusted net earnings equaled $274 million and adjusted diluted earnings per share equaled $1.10 for the year ended December 31, 2009, compared to adjusted net earnings of $378 million and adjusted diluted earnings per share of $1.54 in 2008.
For the fourth quarter ended December 31, 2009, total revenues equaled $439 million compared to $348 million in the fourth quarter of 2008. The Company reported net income of $22 million and diluted earnings per share of $0.09 during the fourth quarter of 2009, compared to a net loss of $551 million and a diluted loss per share of $2.26 in the same period of the prior year. Excluding certain special items and recurring non-GAAP adjustments, adjusted net earnings equaled $58 million and adjusted diluted earnings per share equaled $0.23 during the fourth quarter ended December 31, 2009, compared to adjusted net earnings of $72 million and adjusted diluted earnings per share of $0.29 in the fourth quarter of 2008.
Brian A. Markison, Chairman, President and Chief Executive Officer of King, stated, “This past year was a transformational one for King Pharmaceuticals, beginning with the acquisition of Alpharma. We focused on executing the integration plan and did so quickly and without disruption to the business.” He continued, “In August, we received FDA approval for EMBEDA® and launched the product at the end of the third quarter. During 2010, we plan to resubmit the New Drug Application for Remoxy® and work closely with the Food and Drug Administration on a path forward for Acurox®. We have become a stronger, more efficient and competitive company as a result of our licensing and acquisition activities, and we continue to believe that our diversified specialty pharmaceutical business model is well positioned to achieve long-term growth and deliver sustainable value to our shareholders,” concluded Mr. Markison.

As of December 31, 2009, the Company’s cash and cash equivalents totaled approximately $545 million. During the fourth quarter of 2009 and for the year ended December 31, 2009, the Company generated cash flow from operations of approximately $169 million and $431 million, respectively.
Joseph Squicciarino, King’s Chief Financial Officer, commented, “King’s fourth quarter and full year financial results were exceptional.” He continued, “The Company generated significant cash flow from operations which to date has enabled us to repay all of the debt related to the Alpharma acquisition. Our cash position and balance sheet remain strong and we continue to look for business development opportunities to strengthen our portfolio.”
Net revenue from branded pharmaceuticals totaled $277 million for the fourth quarter of 2009, compared to $277 million for the same period of the prior year, and equaled $1.11 billion for the year ended December 31, 2009, compared to $1.26 billion for the prior year.
Net sales of SKELAXIN® totaled $96 million during the fourth quarter and $401 million for the year ended December 31, 2009, compared to $113 million during the fourth quarter and $446 million during the year ended December 31, 2008.
THROMBIN-JMI® (thrombin, topical, bovine, USP) net sales totaled $44 million during the fourth quarter and $183 million for the year ended December 31, 2009, compared to $57 million during the fourth quarter and $255 million during the year ended December 31, 2008.
Net sales of AVINZA® (morphine sulfate extended release) totaled $33 million during the fourth quarter and $131 million for the year ended December 31, 2009, compared to $33 million during the fourth quarter and $135 million during the year ended December 31, 2008.
Net sales of FLECTOR® PATCH (diclofenac epolamine topical patch) 1.3% totaled $43 million during the fourth quarter of 2009 and $139 million for the year ended December 31, 2009. The Company obtained FLECTOR® PATCH as a result of its acquisition of Alpharma on December 29, 2008.
Net sales of EMBEDA® (morphine sulfate and naltrexone hydrochloride) Extended Release Capsules totaled $6 million during the fourth quarter of 2009 and $17 million for the year ended December 31, 2009. The Company announced the launch and commercial availability of EMBEDA® on September 21, 2009.
King’s Meridian Auto-Injector business contributed revenue totaling $52 million during the fourth quarter of 2009 and $253 million for the year ended December 31, 2009, compared to $53 million during the fourth quarter and $218 million for the year ended December 31, 2008.

Net revenue from the Alpharma Animal Health business totaled $101 million during the fourth quarter of 2009 and $359 million for the year ended December 31, 2009. The Company added the Animal Health business as a result of its acquisition of Alpharma on December 29, 2008.
Royalty revenues, derived primarily from ADENOSCAN® (adenosine), totaled $9 million during the fourth quarter of 2009 and $51 million for the year ended December 31, 2009.
The Company completed its acquisition of Alpharma on December 29, 2008. Since Alpharma was acquired at the end of 2008, its financial results from operations are excluded from King’s Consolidated Statement of Operations for the year ended December 31, 2008.
Conference Call and Web Cast Information
King management will conduct a conference call at 11:00 am ET today. This call may include discussion of the Company’s marketed products, pipeline, strategy for growth, financial results and expectations, and other matters relating to its business. The call will be open to all interested parties and may be accessed by using the following information:
Conference Call Access

Domestic Dial In:	(888) 674-0224
International Dial In:	(201) 604-0502
Interested parties may also listen to the web cast by clicking the following link to register and then joining the live event with the same URL:
http://www.kingpharm.com/Investors/Webcasts.cfm
If you are unable to participate during the live event, the replay number is 888-632-8973, or 201-499-0429 if you are calling from outside the USA. The replay code is 77910286, followed by the # sign. The web cast of our call on February 25th will be archived on King’s web site, accessible through the link above, for not less than 14 days.
About Adjusted Financial Results
In addition to financial results determined in accordance with Generally Accepted Accounting Principles (“GAAP”), King provides adjusted net earnings and adjusted diluted earnings per share results. These non-GAAP financial measures exclude the effect of amortization of intangible assets and non-cash imputed interest expense associated with the Company’s $400 million 1 1/4% Convertible Senior Notes, as well as special items. Special items are those particular material income or expense items that King considers to be unrelated to the Company’s ongoing, underlying business, non-recurring, or not generally predictable, and include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; and gains and losses resulting from the divestiture of assets. King believes that providing adjusted financial results enhances the analysis of the Company’s ongoing, underlying business and the analysis of the Company’s financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to exclude an item from adjusted financial results involves judgments by King’s management. A reconciliation of adjusted financial results and King’s reported financial results determined in accordance with GAAP is provided below.
About King Pharmaceuticals, Inc.
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products and technologies that complement the Company’s focus in specialty-driven markets, particularly neuroscience and hospital. King’s wholly owned subsidiary, Alpharma Inc., is also a leader in the development, registration, manufacture and marketing of pharmaceutical products for food producing animals.
Forward-looking Statements
This release contains forward-looking statements which reflect management’s current views of future events and operations, including, but not limited to, statements pertaining to: the Company’s plans to resubmit the New Drug Application (“NDA”) for Remoxy®; the Company’s plans to work with the Food and Drug Administration (“FDA”) with regard to its NDA for Acurox®; the potential of the Company to achieve long-term growth and deliver sustainable value to shareholders; and statements pertaining to King’s planned webcast to discuss its fourth-quarter and year-end 2009 results. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include dependence on the future level of demand for and net sales of King’s products; dependence on King’s ability to successfully market its products; dependence on King’s ability to successfully integrate its acquisitions; dependence on King’s dependence on the Company’s ability to continue to advance the development of its pipeline products as planned; dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving products in which King has an interest; dependence on the unpredictability of the duration and results of the FDA’s review of Investigational New Drug Applications, NDAs, and Abbreviated New Drug Applications and/or the review of other regulatory agencies worldwide that relate to those projects; dependence on the availability and cost of raw materials; dependence on no material interruptions in supply by contract manufacturers of King’s products; dependence on the potential effect on sales of the Company’s existing products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on the potential effect of future acquisitions and other transactions pursuant to the Company’s growth strategy; dependence on

King’s compliance with FDA and other government regulations that relate to the Company’s business; dependence on King’s ability to conduct its webcast as currently planned on February 25, 2010; dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; unexpected changes in technologies and technological advances; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of King’s Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarter ended September 30, 2009, which are on file with the U.S. Securities and Exchange Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.
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EXECUTIVE OFFICES
KING PHARMACEUTICALS, INC.
501 FIFTH STREET, BRISTOL, TENNESSEE 37620

KING PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$545,312	$940,212
Investments in debt securities	29,258	6,441
Marketable securities	2,100	511
Accounts receivable, net	210,256	245,070
Inventories	182,291	258,303
Deferred income tax assets	83,675	89,513
Income tax receivable	16,091	—
Prepaid expenses and other current assets	60,860	129,214

Total current assets	1,129,843	1,669,264

Property, plant and equipment, net	391,839	417,259
Intangible assets, net	794,139	934,219
Goodwill	467,613	450,548
Deferred income tax assets	264,162	269,116
Investments in debt securities	218,608	353,848
Other assets	56,496	122,826
Assets held for sale	5,890	11,500

Total assets	$3,328,590	$4,228,580

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$86,692	$140,908
Accrued expenses	320,992	411,488
Income taxes payable	—	10,448
Short-term debt	3,662	5,230
Current portion of long-term debt	85,550	439,047

Total current liabilities	496,896	1,007,121

Long-term debt	339,016	877,638
Other liabilities	123,371	110,022

Total liabilities	959,283	1,994,781

Commitments and contingencies
Shareholders’ equity:
Common shares no par value, 600,000,000 shares authorized, 248,444,711 and 246,487,232 shares issued and outstanding, respectively	1,421,489	1,391,065
Retained earnings	963,620	871,021
Accumulated other comprehensive (loss) income	(15,802)	(28,287)

Total shareholders’ equity	2,369,307	2,233,799

Total liabilities and shareholders’ equity	$3,328,590	$4,228,580

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KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
REVENUES:
Total revenues	$439,106	$347,732	$1,776,500	$1,565,061

OPERATING COSTS AND EXPENSES:
Cost of revenues, exclusive of depreciation, amortization, and impairments shown below	151,147	93,454	580,826	385,936
Excess purchase commitment	—	5,435	—	8,064
Acquisition related inventory step-up	1,788	—	41,938	—
Excess inventory reserve	—	825	—	825

Total cost of revenues	152,935	99,714	622,764	394,825

Selling, general and administrative, exclusive of co-promotion fees	145,716	101,587	536,601	413,402
Special legal and professional fees	—	266	—	(4,447)
Acquisition related costs	—	1,382	6,733	1,382
Co-promotion fees	1,204	3,058	5,226	37,065

Total selling, general, and administrative expense	146,920	106,293	548,560	447,402

Depreciation	14,174	8,831	58,133	36,434
Intangible amortization	41,062	20,235	155,400	112,446
Accelerated depreciation	(303)	662	960	2,597
Research and development	26,554	31,648	97,652	116,823
Research and development — milestone payments	1,000	2,500	1,000	28,350
Research and development-In-process upon acquisition	—	593,000	—	598,500
Asset impairments	4,510	1,566	4,510	40,995
Restructuring charges	(11)	5,428	51,167	7,098

Total operating costs and expenses	386,841	869,877	1,540,146	1,785,470

OPERATING INCOME (LOSS)	52,265	(522,145)	236,354	(220,409)
OTHER (EXPENSE) INCOME:
Interest expense	(10,718)	(1,782)	(70,334)	(4,963)
Noncash convertible debt interest expense	(4,592)	(4,278)	(17,889)	(16,668)
Interest income	605	5,970	5,926	36,970
Loss on investment	(5,058)	(7,451)	(5,884)	(7,451)
Other, net	(443)	(1,784)	2,416	(3,635)

Total other (expense) income	(20,206)	(9,325)	(85,765)	4,253

INCOME (LOSS) BEFORE INCOME TAXES	32,059	(531,470)	150,589	(216,156)
Income tax expense	9,807	19,355	58,636	125,880

NET INCOME (LOSS)	22,252	(550,825)	91,953	(342,036)

Basic net income (loss) per common share	$0.09	$(2.26)	$0.38	$(1.40)

Diluted net income (loss) per common share	$0.09	$(2.26)	$0.37	$(1.40)

Shares used in basic net income per share	245,033	243,731	244,645	243,539
Shares used in diluted net income per share	249,178	243,731	247,822	243,539
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KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING NON-GAAP ITEMS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
REVENUES:
Total revenues	$439,106	$347,732	$1,776,500	$1,565,061

OPERATING COSTS AND EXPENSES:
Cost of revenues, exclusive of depreciation shown below	151,147	93,454	580,826	385,936

Selling, general and administrative, exclusive of co-promotion fees	145,716	101,587	536,601	413,402
Co-promotion fees	1,204	3,058	5,226	37,065

Total selling, general, and administrative expense	146,920	104,645	541,827	450,467

Depreciation	14,174	8,831	58,133	36,434
Research and development	26,554	31,648	97,652	116,823
Research and development — milestone payments	1,000	2,500	1,000	28,350

Total operating costs and expenses	339,795	241,078	1,279,438	1,018,010

OPERATING INCOME	99,311	106,654	497,062	547,051
OTHER (EXPENSE) INCOME:
Interest expense	(10,718)	(1,782)	(70,334)	(4,963)
Interest income	605	5,970	5,926	36,970
Other, net	(443)	(1,784)	2,416	(3,635)

Total other (expense) income	(10,556)	2,404	(61,992)	28,372

INCOME BEFORE INCOME TAXES	88,755	109,058	435,070	575,423
Income tax expense	30,349	36,853	161,458	197,290

NET INCOME	$58,406	$72,205	$273,612	$378,133

Basic net income per common share	$0.24	$0.30	$1.12	$1.55

Diluted net income per common share	$0.23	$0.29	$1.10	$1.54

Shares used in basic net income per share	245,033	243,731	244,645	243,539
Shares used in diluted net income per share	249,178	246,026	247,822	245,394
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KING PHARMACEUTICALS, INC.
RECONCILIATION OF NON-GAAP ITEMS
(in thousands, except per share data)
(Unaudited)
The following tables reconcile Non-GAAP items to amounts reported under GAAP:

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Diluted income per common share, as reported under GAAP	$0.09	$(2.26)	$0.37	$(1.40)
Effect of non-GAAP items	0.14	2.53	0.73	2.93
Effect of dilution on net loss per common share	—	0.02	—	0.01

Diluted income per common share, excluding non-GAAP items	$0.23	$0.29	$1.10	$1.54

NON-GAAP ITEMS:
Excess purchase commitment (cost of revenues)	$—	$5,435	$—	$8,064
Acquisition related inventory step-up (cost of revenues)	1,788	—	41,938	—
Excess inventory reserve (cost of revenues)	—	825	—	825
Special legal and professional fees (selling, general, and administrative)	—	266	—	(4,447)
Acquisition related costs (selling, general, and administrative)	—	1,382	6,733	1,382
Intangible amortization (other operating costs and expenses)	41,062	20,235	155,400	112,446
Accelerated depreciation (other operating costs and expenses)	(303)	662	960	2,597
Research and development-In-process upon acquisition (other operating costs and expenses)	—	593,000	—	598,500
Asset impairments (other operating costs and expenses)	4,510	1,566	4,510	40,995
Restructuring charges (other operating costs and expenses)	(11)	5,428	51,167	7,098
Noncash convertible debt interest expense (other (expense) income)	4,592	4,278	17,889	16,668
Loss on investment (other (expense) income)	5,058	7,451	5,884	7,451

Total non-GAAP items before income taxes	56,696	640,528	284,481	791,579
Income tax benefit from non-GAAP items	(20,542)	(17,498)	(102,822)	(71,410)

Increase in net income	$36,154	$623,030	$181,659	$720,169

Effect of non-GAAP items on diluted income per common share	$0.14	$2.53	$0.73	$2.93